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Exhibit 23

                              GUEST & COMPANY, P.C.
                        7170 South Braden Ave., Suite 100
                           Tulsa, Oklahoma 74136-6333
                      Phone: 918-481-5355 Fax: 918-481-5771




                         CONSENT OF INDEPENDENT AUDITOR


We consent to the incorporation by reference in Form 10-SB/A (File No. 0-29507) of our report dated April 13, 2004, on our audit of the financial statements of Tulvine Systems, Inc. as of January 31, 2000, and for the periods ended January 31, 2000 and December 31, 1999, and the period from inception (October 21, 1999) through January 31, 2000.


                                                       /s/ Guest & Company, P.C.


April 13, 2004
Tulsa, Oklahoma